UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2014

EDISON MISSION ENERGY

MIDWEST GENERATION, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-68630	95-4031807
DELAWARE	333-59348	33-0868558
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

3 MacArthur Place, Suite 100

Santa Ana, California  92707

235 Remington Boulevard, Suite 100

Bolingbrook, Illinois  60440

(Address of principal executive offices, including zip code)

(714) 513-8000

(630) 771-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On February 18, 2014, Edison Mission Energy (“EME”) entered into a Settlement Agreement with certain of its creditors holding a majority of its outstanding senior unsecured notes and Edison International (the “Settlement Agreement”).  As a result of the Settlement Agreement, EME will seek to amend its Plan of Reorganization (the “Plan”) to incorporate the Settlement Agreement’s terms, including extinguishing all existing claims between EME and Edison International.  Effectiveness of the Settlement Agreement will be subject to approval by the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”). The schedule for confirmation of the Plan is expected to be continued to accommodate notice of the amendment to EME creditors.

Under the Settlement Agreement, EME will emerge from bankruptcy free of liabilities but will remain an indirect wholly-owned subsidiary of Edison International, which will continue to consolidate EME for income tax purposes. On the effective date of the Plan (“Effective Date”), all assets and liabilities of EME that are not otherwise discharged in the bankruptcy or transferred to a subsidiary of NRG Energy, Inc., will be transferred to a newly formed trust or other entity established to make distributions pursuant to the Plan for the benefit of EME’s existing creditors (the “Reorganization Trust”), with the exception of (a) EME’s income tax attributes, which will be retained by the Edison International consolidated income tax group, (b) certain tax and pension related liabilities which are being assumed by Edison International and for substantially all of which Edison International currently has joint and several responsibility, and (c) EME’s indirect interest in Capistrano Wind Partners and a small hydro-electric project, which is currently a lease investment of Edison Capital that is expected to be transferred to EME prior to closing.

Edison International has agreed to pay to the Reorganization Trust amounts equal to 50% of EME’s Federal and California income tax benefits generated as of the Effective Date, including as a result of the Plan, which were not previously paid to EME under a tax allocation agreement between Edison International and EME that expired on December 31, 2013 (“EME Tax Attributes”). These benefits are expected to remain available for use by the Edison International consolidated income tax group.  On the Effective Date, $225 million of the amount due the Reorganization Trust will be paid in cash, with one half of the balance payable on each of September 30, 2015 and September 30, 2016, together with interest at 5% per annum from the Effective Date.

The Settlement Agreement sets forth a current estimate of EME Tax Attributes of approximately $1.19 billion.  Such estimate will be updated through a procedure set forth in the Settlement Agreement, which is expected to take up to approximately six months from the Effective Date.  When such estimate is finalized, the two installment payments remaining to be made by Edison International will be fixed, and Edison International will deliver to the Reorganization Trust two zero coupon promissory notes evidencing its obligation to make the two installment payments. Were the final estimate of EME Tax Attributes to remain the same as the current estimate, the amount of each promissory note would be $185 million plus applicable interest. Assuming continuation of existing law and tax rates, Edison International also anticipates realization of the tax benefits over a period similar to the period for which it pays for them, and pending realization, Edison International will finance the settlement from existing credit lines.

Under the Settlement Agreement, Edison International will assume certain EME obligations, which Edison International estimates to be approximately $350 million.  These obligations are comprised of federal and certain state income tax, qualified and executive pension, and related liabilities.  Edison International is currently jointly and severally obligated with EME for such tax and qualified pension liabilities.

EME and the Reorganization Trust will release Edison International and its subsidiaries, officers, directors, and representatives from all claims, except for those deriving from commercial arrangements between Southern California Edison Company and certain of EME’s subsidiaries, and except for obligations under the Settlement Agreement. Edison International and its subsidiaries that directly and indirectly own EME will provide a similar release to EME and the Reorganization Trust.  Under the Plan, Edison International and its subsidiaries will also be beneficiaries of orders of the Bankruptcy Court releasing them from claims of third parties in EME’s bankruptcy proceeding, and the Reorganization Trust is obligated to set aside $50 million in escrow to secure its obligations to Edison International under the Settlement Agreement, including its obligation to protect against liabilities, if any, not discharged in the bankruptcy for which the Reorganization Trust remains responsible.  Such escrowed amount will decline over time to zero on the later of September 30, 2016, and the date on which certain third-party claims pending as of September 30, 2016, are resolved.

The foregoing summary of the Settlement Agreement, including the exhibits attached thereto, is qualified in its entirety by reference to the complete text of the Settlement Agreement, including the exhibits attached thereto, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01        Other Events.

As previously disclosed, Edison Mission Energy and nineteen of its wholly owned subsidiaries, including Midwest Generation, LLC (collectively, the “Debtors”) are debtors and debtors in possession pursuant to Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”).  On February 19, 2014, the Debtors filed with the Bankruptcy Court, as an exhibit to the Settlement Agreement, an amended version of their joint plan of reorganization (the “Plan”) pursuant to the Bankruptcy Code.  A copy of the Plan is attached hereto as Exhibit 99.1. A copy of the Plan is also publicly available and may be accessed free of charge at the website established for the Debtors’ chapter 11 cases by the Debtors’ notice and claims agent at http://www.edisonmissionrestructuring.com.  The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into this Current Report on Form 8-K.

The Debtors recommend that their stakeholders refer to the limitations and qualifications included in the Plan with respect to the information contained therein.  Information contained in the Plan is subject to change, whether as a result of amendments to the Plan, actions of third parties, or otherwise.

The Plan will become effective only if it receives the requisite stakeholder approval, if confirmed by the Bankruptcy Court, and if certain terms and conditions are satisfied or waived.  There can be no assurance that the Debtors’ stakeholders will vote to accept the Plan, that the Bankruptcy Court will confirm the Plan, or that the plan will be consummated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1     Settlement Agreement, dated February 18, 2014, by and among Edison Mission Energy,       Edison International and the Consenting Noteholders identified therein.

99.1     Joint Plan of Reorganization, filed February 18, 2014.

Limitation on Incorporation by Reference

The Plan shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission (“SEC”) shall not incorporate the Schedules and Statements or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements based on information available as of the date the report was prepared. These forward-looking statements are subject to a significant amount of uncertainty, in particular regarding the chapter 11 cases, the Debtors’ ability to consummate one or more plans of reorganization.  Factors both within and outside the control of EME will affect the accuracy of this forward-looking information.  Furthermore, the information is subject to assumptions, qualifications and performance criteria not otherwise described in the information presented.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edison Mission Energy

Date:	February 19, 2014	/s/ Maria Rigatti
MARIA RIGATTI Senior Vice President and Chief Financial Officer

Midwest Generation, LLC

Date:	February 19, 2014	/s/ Maria Rigatti
MARIA RIGATTI Manager and Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Agreement, dated February 18, 2014, by and among Edison Mission Energy, Edison International and the Consenting Noteholders identified therein.

99.1	Joint Plan of Reorganization, filed February 18, 2014.